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Exhibit 24.1

Power of attorney

        KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Daniel J. O'Leary and David L. Laxton, III (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power to substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the filing of this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the United States of, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate, to any and all amendments (including post-effective amendments and registration statements pursuant to Rule 462(b) under the Securities Act), to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

/s/ DANIEL J. O'LEARY Daniel J. O'Leary	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2006
/s/ DAVID L. LAXTON, III David L. Laxton, III	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2006
/s/ NICHOLAS DARAVIRAS Nicholas Daraviras	Director	November 9, 2006
/s/ JAMES L. LUIKART James L. Luikart	Director	November 9, 2006
/s/ EDWARD J. DIPAOLO Edward J. DiPaolo	Director	November 9, 2006

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Power of attorney